Exhibit 99.2

T2 Biosystems Announces Reverse Stock Split Effective Today

TTOO common stock expected to begin trading on a split-adjusted basis on October 13, 2022

LEXINGTON, Mass., October 12, 2022 (GLOBE NEWSWIRE) — T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced that the Company’s board of directors (the “Board”) has approved a reverse stock split of its common stock at a ratio of 1 post-split share for every 50 pre-split shares. The reverse stock split will become effective today, October 12, 2022. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on October 13, 2022 under the existing trading symbol, “TTOO.”

At the Company’s annual meeting of stockholders held on October 11, 2022, the Company’s stockholders representing approximately 70% of the voting power of the common stock and Series A preferred stock voting together as a single class approved the reverse stock split with the final ratio to be determined by the Board from within a range.

As a result of the reverse stock split, each 50 shares of the Company’s common stock outstanding and held of record by each stockholder of the Company will be automatically reclassified and combined into one validly issued, fully paid and non-assessable share of common stock, subject to the treatment of fractional shares as described below. The reverse stock split will not affect the number of authorized shares of the Company’s common stock or the par value of the common stock. Proportional adjustments will be made to the number of shares of common stock reserved for issuance under the Company’s equity incentive plans and the number of shares of common stock subject to outstanding warrants, Series A preferred stock, and equity awards, as well as the applicable exercise price.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Capital Market. The new CUSIP number for the Company’s common stock following the reverse stock split will be 89853L203.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled to multiplied by the closing trading price per share of the Company’s common stock (as on a split-adjusted basis) on the Nasdaq Capital Market on October 11, 2022.

American Stock Transfer & Trust Company, LLC (“AST”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Stockholders of record holding certificates representing pre-split shares of the Company’s common stock will receive a letter of transmittal from AST with instructions on how to surrender certificates representing pre-split shares. Stockholders should not send in their pre-split certificates until they receive a letter of transmittal from AST. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. All stockholders of record who held pre-split shares will receive their post-split shares in book-entry form (unless specifically requested to be issued physical stock certificates) and will be receiving a statement from AST regarding their post-reverse stock split ownership interest.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement on Form DEF 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2022, which is available free of charge at the SEC’s website, www.sec.gov, and on the “Investors” section of the Company’s website at www.t2biosystems.com.

All stockholders of record may direct questions to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, toll-free at (877) 248-6417 or at (718) 921-8317.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Biothreat™ Panel, the T2Cauris™ Panel, and T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expectations with respect to compliance with the minimum bid price requirements for maintaining our listing on the Nasdaq Capital Market, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) market conditions and their impact on the Company’s trading price on the Nasdaq Capital Market; (ii) other factors discussed in the Proxy Statement; and (iv) other factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, on March 23, 2022, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406